Exhibit 21.1
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LIST OF SUBSIDIARIES OF THE COMPANY
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Bio  Mineral  Transportation,  LLC  (Ohio)
National  N-Viro  Tech,  Inc.  (Ohio)
Florida  N-Viro,  LP  (Delaware)
Florida  N-Viro  Management,  LLC  (Delaware)